Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Paysign, Inc. of our report dated March 27, 2024, relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K of Paysign, Inc. for the year ended December 31, 2023, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

Dallas, Texas

October 30, 2024